Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor/ Media Contact:	Dave Prichard
608.278.6141
Spectrum Brands Holdings to Report Fiscal 2011 First-Quarter Financial Results
and Hold Conference Call and Webcast on February 10
Madison, WI, January 25, 2011 — Spectrum Brands Holdings, Inc. (NYSE: SPB), a diversified and global consumer products company with market-leading brands, announced today that it will release its fiscal 2011first-quarter financial results for the period ended January 2, 2011 before the markets open on Thursday, February 10.
Spectrum Brands will conduct a conference call and webcast on February 10 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Dave Lumley, Chief Executive Officer, and Tony Genito, Executive Vice President and Chief Financial Officer.
To access the live conference call, U.S. participants may call 877-556-5260 and international participants may call 973-532-4903. The conference ID number is 35298804. A telephone replay of the conference call will be available through Friday, February 18, 2011. To access this replay, all participants may call 706-645-9291 and use the same conference ID.
The live audio webcast and replay will be available by visiting the Investor Relations home page on the Company’s website at www.spectrumbrands.com.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a diversified, global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Littermaid®, Spectracide®, Cutter®, Repel®, and Hot Shot®. Spectrum Brands Holdings’ products are sold by the world’s top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands Holdings generated net sales of $3.1 billion from continuing operations in fiscal 2010. For more information, visit www.spectrumbrands.com.
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